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                                      EXHIBIT 5

               OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                    April 12, 2001



Inet Technologies, Inc.
1500 North Greenville Avenue
Richardson, TX 75081

Re: INET TECHNOLOGIES, INC.- REGISTRATION STATEMENT ON FORM S-8 FOR AN OFFERING OF 916,323 SHARES


Dear Ladies and Gentlemen:

We have acted as counsel to Inet Technologies, Inc., a Delaware Corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 916,323 shares of common stock, par value $0.001 per share (the "Common Stock") under the Company's 1998 Stock Option/Stock Issuance Plan (the "Plan"). All of such additional shares are collectively referred to herein as the "Shares".

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan and the increase in the shares authorized for issuance thereunder. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold by the Company (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

Very truly yours,



/s/ Brobeck, Phleger & Harrison LLP
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BROBECK, PHLEGER & HARRISON LLP